Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

CAPSALUS CORPORATION

and

The Sole Shareholder

of

GUAVA SENIOR HOME & HEALTHCARE SERVICES, INC.
and
GUAVA FRANCHISING, INC.

Dated as of January 26, 2011

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 26, 2011, is entered into by and between Capsalus Corporation, a Nevada corporation (“Capsalus”), on the one hand, and Mary S. Schreiber, PhD (“Seller”), on the other hand.

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Guava Senior Home & Healthcare Services, a Delaware corporation, and Guava Franchising, Inc., a Delaware corporation, (hereinafter collectively referred to as the “Company” or “Companies”); and

WHEREAS, Capsalus desires to acquire all of the issued and outstanding shares of capital stock of the Company, and Seller desires to sell the same, on the terms and conditions contained herein and in the Earn-Out Agreement (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

EXCAHANGE TRANSACTION

The transaction contemplated by this Agreement (“the Exchange Transaction”) is intended to be an exchange of stock reorganization. Capsalus will acquire up to 100% of the Company’s issued and outstanding common stock, (1.00 par value) in exchange for Seven Million (7,000,000) shares of Capsalus common stock, par value $.001, (the “Exchange Securities”), plus an earn-out as set forth in an Earn-Out Agreement of even date hereof and attached hereto as Exhibit A.  The Exchange Transaction will result in the Companies becoming wholly-owned subsidiaries of Capsalus.
Tax Consequences

It is intended by the parties hereto that the Exchange Transaction shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue code of 1986, as amended (the “Code”). The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(b) of the United States Income Tax Regulations.

Agreement

Section 1
Transfer of Shares

1.1
The Seller of the Company as of the date of Closing as such term is defined in Section 4 herein (the “Closing” or the “Closing Date”), shall transfer, assign, convey and deliver to Capsalus on the Closing Date, certificates representing one hundred percent (100%) of the Company capital stock (the “Company Stock”). The transfer of the Company Stock shall be made free and clear of all liens, mortgages, pledges, encumbrances or charges, whether disclosed or undisclosed, except as the Seller and Capsalus shall have otherwise agreed in writing.

Section 2
Issuance of Exchange Securities to the Seller

2.1
As consideration for the transfer, assignment, conveyance and delivery of the  Company Stock hereunder, Capsalus shall, at the Closing issue to the Seller,  Exchange Securities consisting of Seven Million (7,000,000) shares of Capsalus common stock.

2.2
None of the Exchange Securities issued to the Seller hereunder shall, at the time of Closing, be registered under federal securities laws but, rather, shall be issued pursuant to an exemption thereunder and be considered “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”). All of the stock certificates representing the Exchange Securities shall bear a legend worded substantially as follows:

“The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are ‘restricted securities’ as that term is defined in Rule 144 under the Act. These securities may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from registration under the Act, the availability of which is to be established to the reasonable satisfaction of Capsalus.”

The transfer agent of Capsalus shall annotate its records to reflect the restrictions on transfer embodied in the legend set forth above. There shall be no requirement that Capsalus register the Exchange Securities under the Act.

Section 3
Other Matters

3.1	Earn-Out Agreement. Concurrently with the Closing the Company and the Seller shall have executed an Employment Agreement in the form set forth in Exhibit B attached hereto.

Section 4
Closing

4.1
Closing of Transaction. Subject to the fulfillment or waiver of the conditions precedent set forth in Section 12 hereof, the Closing shall take place on the Closing Date at the offices of Capsalus in Atlanta, Georgia at 10:00 A.M., local time, or at such other time on the Closing Date as the Company and Capsalus may mutually agree in writing.

4.2
Closing Date. The Closing Date of the Exchange shall take place on a date chosen by mutual agreement of the Company and Capsalus within thirty (30) days from the date of this Agreement, or such later date upon which the Seller and Capsalus may mutually agree in writing, or as extended pursuant to subsection 13.1(b) below.

4.3           Deliveries at Closing.

(a)	the Seller shall deliver to Capsalus at Closing:

(1)	certificates representing all shares of the Companies capital stock as described in Section 1, each endorsed in blank by the Seller;

(2)	an agreement from the Seller, upon surrendering her shares, agreeing to a restriction on the transfer of the Exchange Securities as described in Section 2 hereof;

(3)
a copy of a consent of the Company’s board of directors authorizing the Company to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit C;

(4)	a copy of a Certificate of Good Standing for the Company issued not more than ten (10) days prior to Closing by the state of Delaware;

(5)	Articles of Incorporation and Bylaws of the Company certified as of the Closing Date by the President and Secretary of the Company, and

(6)	such other documents, instruments or certificates as shall be reasonably requested by Capsalus or its counsel.

(b)	Capsalus shall deliver or cause to be delivered to the Seller at Closing:

(1)	a copy of a consent of Capsalus’ board of directors authorizing Capsalus to take the necessary steps toward Closing the transaction described by this Agreement in the form set forth in Exhibit D;

(2)	a copy of a Certificate of Good Standing for Capsalus issued not more than ten (10) days prior to Closing by the Secretary of State of Nevada;

(3)	stock certificate(s) representing the Exchange Securities to be newly issued by Capsalus under this Agreement, which certificate(s) shall be in the name of the Seller, and

(5)	such other documents, instruments or certificates as shall be reasonably requested by the Seller or her counsel.

4.4           Filings; Cooperation.

(a)
Prior to the Closing, the parties shall proceed with due diligence and in good faith to make such filings and take such other actions as may be necessary to satisfy the conditions precedent set forth in Section 12 below.

(b)
On and after the Closing Date, Capsalus and the Seller shall, on request and without further consideration, cooperate with one another by furnishing or using their best efforts to cause others to furnish any additional information and/or executing and delivering or using their best efforts to cause others to execute and deliver any additional documents and/or instruments, and doing or using their best efforts to cause others to do any and all such other things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

Section 5
Representations and Warranties by the Seller

5.1
Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to Capsalus), the Seller represents and warrants to Capsalus as follows:

(a)
Organization and Good Standing of the Company. The Certificate of Incorporation of the Company and all Amendments thereto as presently in effect, certified by the State of Delaware, and the Bylaws of the Company as presently in effect, certified by the President and Secretary of the Company, have been delivered to Capsalus and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

(b)
Capitalization. The Company’s authorized capital stock consists of 3,000 shares of common stock, $1.00 par value, of which 500 shares are currently, and will be issued and outstanding as of the Closing Date and held of record by the Seller. All of such outstanding shares are validly issued, fully paid and non-assessable. There are no options and warrants for the Company stock outstanding. All securities issued by the Company as of the date of this Agreement have been issued in compliance with all applicable state and federal laws. Except as set forth in Schedule 5.1(b), no other equity securities or debt obligations of the Company are authorized, issued or outstanding.

(c)
Subsidiaries. Neither one of the Companies has any subsidiaries, or any investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

(d)
Financial Statements. the Company will deliver to Capsalus, prior to Closing, a copy of the Company’s audited financial statements for the years ended December 31, 2010 and 2009, which will be true and complete and will have been prepared in conformity with generally accepted accounting principles. Other than changes in the usual and ordinary conduct of the business since December 31, 2010, there have been and, at the Closing Date, there will be no material adverse changes in such financial statements.

(e)
Absence of Undisclosed Liabilities. Other than as set forth in Schedule 5.1 (e) or except as incurred in the ordinary course of business, the Company has no liabilities which are not adequately reflected or reserved against in the  Company financial statements or otherwise reflected in this Agreement and the Company shall not have as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after December 31, 2010, and would be individually or in the aggregate, material to the results of operations or financial condition of the Company as of the Closing Date.

(f)
Litigation. Except as disclosed in Schedule 5.1(f), there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against the Company or its properties. Except as disclosed in Schedule 5.1(f), there are no actions, suits or proceedings pending, or, to the knowledge of the Company, threatened against or affecting the Company or its affiliated companies, any of its officers or directors relating to their positions as such, or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in connection with the business, operations or affairs of the Company or its affiliated company which might result in any material adverse change in the operations or financial condition of the Company, or which might prevent or materially impede the consummation of the transactions under this Agreement.

(g)
Compliance with Laws. To the best of its knowledge, the operations and affairs of the Company do not violate any law, ordinance, rule or regulation currently in effect, or any order, writ, injunction or decree of any court or governmental agency, the violation of which would substantially and adversely affect the business, financial conditions or operations of the Company.

(h)	Absence of Certain Changes. Except as set forth in Schedule 5.1(h), or otherwise disclosed in writing to Capsalus, since December 31, 2010,

(1)	the Company has not entered into any material transaction except in the ordinary course of business;

(2)
there has been no change in the condition except in the ordinary course of business (financial or otherwise), business, property, prospects, assets or liabilities of the Company as shown on the Company financial statement, other than changes that both individually and in the aggregate do not have a consequence that is materially adverse to such condition, business, property, prospects, assets or liabilities;

(3)
there has been no damage to, destruction of or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially and adversely affecting the condition (financial or otherwise), business, property, prospects, assets or liabilities of the Company;

(4)
the Company has not declared, or paid any dividend or made any distribution on its capital stock, redeemed, purchased or otherwise acquired any of its capital stock, granted any options to purchase shares of its stock, or issued any shares of its capital stock except as described in Schedule 5.1(h);

(5)	there has been no material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise; and

(6)
there has been no other event or condition of any character, which might reasonably be expected either to result in a material and adverse change in the condition (financial or otherwise), business, property, prospects, assets or liabilities of the Company or to impair materially the ability of the Company to conduct the business now being conducted.

(i)
Employees. There are, except as disclosed in Schedule 5.1(i), no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements or arrangements between the Company and any of its directors, officers or employees and there is no employment, consulting, severance or indemnification arrangements, agreements or understandings between the Company on the one hand, and any current or former directors, officers or employees of the Company on the other hand.

(j)
Assets. All of the assets reflected on the December 31, 2010 Company financial statements or acquired and held as of the Closing Date, will be owned by the Company on the Closing Date. Except as set forth in Schedule 5.1(j), the Company owns outright and has good and marketable title, or holds valid and enforceable leases, to all of such assets.

(k)
Tax Matters. Other than as set forth in Schedule 5.1 (k), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of the Company have been timely filed. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of the Company. On the date of this Agreement, the Company is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

(l)
Continuation of Key Management. To the best knowledge of the Company, all key management personnel of the Company intend to continue their employment with the Company after the Closing. For purposes of this subsection 5.1(m), “key management personnel” shall include Mary S. Schreiber, PhD.

(m)
Books and Records. The books and records of the Company are complete and correct, are maintained in accordance with good business practice and accurately present and reflect, in all material respects, all of the transactions therein described, and there have been no transactions involving the Company which properly should have been set forth therein and which have not been accurately so set forth.

(n)
Authority to Execute Agreement. The Board of Directors of the Company, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by the Company of this Agreement, and has duly authorized each of the transactions hereby contemplated. the Company has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. the Company has taken all actions required by law, its Certificate of Incorporation, as amended, or otherwise to authorize the execution and delivery of this Agreement. This Agreement is valid and binding upon the Company and the Seller in accordance with its terms.

(o)
Contracts. Other than as set forth in Schedule 5.1 (o), and except for commitments to pay for legal and accounting services relating to the Exchange Transaction, the Company is not a party to any written or oral commitment for capital expenditures except as contemplated by this Agreement.  The Company is not a party to, nor is its property bound by any written or oral, express or implied, agreement, contract or other contractual obligation including, without limitation, any real or personal property leases, any employment agreements, any consulting agreements any personal services agreements or any other agreements that require the Company to pay any money or deliver any assets or services. The Company has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

(p)
Finder’s Fees. The Company is not, and on the Closing Date will not be liable or obligated to pay any finder’s, agent’s or broker’s fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

5.2
Disclosure. At the date of this Agreement, the Company and the Seller have, and at the Closing Date they will have, disclosed all events, conditions and facts materially affecting the business and prospects of the Company. The Company and Seller  have not now and will not have at the Closing Date, withheld knowledge of any such events, conditions or facts which they know, or have reasonable grounds to know, may materially affect the Company’s business and prospects.

Section 6
Representations and Warranties by Capsalus

6.1
Subject to the schedule of exceptions, attached hereto and incorporated herein by this reference, (which schedules shall be acceptable to the Seller), Capsalus represents and warrants to the Seller and to the Company as follows:

(a)
Organization and Good Standing. Capsalus is currently a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own or lease its properties and to carry on its business as now being conducted and as proposed to be conducted. Capsalus is qualified to conduct business as a foreign corporation in no other jurisdiction, and the failure to so qualify in any other jurisdiction does not materially, adversely affect the ability of Capsalus to carry on its business as most recently conducted. The Articles of Incorporation of Capsalus and all amendments thereto as presently in effect, certified by the Secretary of State of Nevada, and the Bylaws of Capsalus as presently in effect, certified by the President and Secretary of Capsalus, have been delivered to the Company and are complete and correct and since the date of such delivery, there has been no amendment, modification or other change thereto.

(b)
Capitalization. Capsalus’ authorized capital stock consists of 510,500,000 consisting of (i) 500,000,000 shares of $.001 par value Common stock, of which 386,309,473 shares are issued and outstanding and held of record by approximately 400 shareholders and (ii) 10,500,000 shares of $0.05 par value Preferred Stock, of which 500,000 shares of Series B Preferred Stock are issued and outstanding and held of record by one shareholder. Except as set forth in Schedule 6.1(b), no other equity securities or debt obligations of Capsalus are authorized, issued or outstanding and as of the Closing, there will be no other outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character, preemptive or otherwise, other than this Agreement, relating to any of the Capsalus Common Stock, and there will be no outstanding security of any kind convertible into Capsalus Common Stock. The shares of Capsalus Common Stock are free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature that would inhibit prevent or otherwise interfere with the transactions contemplated hereby. All of the outstanding Capsalus Common Stock is validly issued, fully paid and nonassessable and there are no voting trust agreements or other contracts, agreements or arrangements restricting or affecting voting or dividend rights or transferability with respect to the outstanding shares of Capsalus Common Stock.

(c)
Issuance of Exchange Securities. All of the Exchange Securities to be issued to the Seller pursuant to this Agreement, when issued and delivered as provided herein, will be duly authorized, validly issued, and will be free and clear of all liens, charges, claims, pledges, restrictions and encumbrances whatsoever of any kind or nature, except those restrictions imposed by State or Federal corporate and securities regulations.

(d)	No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Capsalus with any of the provisions hereof will:

(1)
violate or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Capsalus or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which Capsalus is a party, or by which it or its properties or assets may be bound or affected; or

(2)	violate any order, writ, injunction or decree, or any statute, rule, permit, or regulation applicable to Capsalus or any of its properties or assets.

(e)
Subsidiaries. Except as set forth in Schedule 6.1(e), Capsalus has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever.

(f)
Financial Statements. Capsalus will deliver to the Company prior to Closing, copies of all of Capsalus’ audited and unaudited financial statements through September 30, 2010, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles.

(g)
SEC Filings. Capsalus will deliver to the Company prior to Closing, copies of all of Capsalus’ recent filings made with the Securities and Exchange Commission (“SEC”), including Forms 10-K and 10-Q and any proxy material.

(h)	Absence of Certain Changes. Since September 30, 2010 there has been no material change in Capsalus’ financial condition, assets or liabilities, except as set forth in Schedule 6.1(h).

(i)
Absence of Undisclosed Liabilities. Except as disclosed in Schedule 6.1(i) and in Capsalus’ financial statements, Capsalus did not have, as of the Closing Date, any liabilities (secured or unsecured and whether accrued, absolute, direct, indirect or otherwise) which were incurred after September 30, 2010, and would be individually or in the aggregate, material to the results of operation or financial condition of Capsalus.

(j)
Litigation. Except as disclosed in Schedule 6.1(j) there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against Capsalus or its properties. Except as disclosed in Schedule 6.1(j) there are no actions, suits or proceedings pending, or, to the knowledge of Capsalus, threatened against or relating to Capsalus. Capsalus is not, and on the Closing Date will not be, in default under or with respect to any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental authority, department, commission, board, agency or other instrumentality; and Capsalus has, and on the Closing Date will have, complied in all material respects with all laws, rules, regulations and orders applicable to it, if any.

(k)
Contracts. Except as set forth in Schedule 6.1(k), Capsalus is not a party to any written or oral commitment for capital expenditures except as contemplated by this Agreement. Capsalus is not a party to, nor is its property bound by any written or oral, express or implied, agreement, contract or other contractual obligation including, without limitation, any real or personal property leases, any employment agreements, any consulting agreements any personal services agreements or any other agreements that require Capsalus to pay any money or deliver any assets or services. Capsalus has in all material respects performed all obligations required to be performed by it to date and is not in default in any material respect under any agreements or other documents to which it was a party.

(l)
Tax Matters. Except as set forth in Schedule 6.1(l), all federal, foreign, state and local tax returns, reports and information statements required to be filed by or with respect to the activities of Capsalus have been filed for all the years and periods for which such returns and statements were due, including extensions thereof. Such returns, reports and information statements are true and correct in all material respects insofar as they relate to the activities of Capsalus. On the date of this Agreement, Capsalus is not delinquent in the payment of any such tax or assessment, and no deficiencies for any amount of such tax have been proposed or assessed.

(m)
Authority to Execute Agreement. The Board of Directors of Capsalus, pursuant to the power and authority legally vested in it, has duly authorized the execution and delivery by Capsalus of this Agreement and the Exchange Securities, and has duly authorized each of the transactions hereby contemplated. Capsalus has the power and authority to execute and deliver this Agreement, to consummate the transactions hereby contemplated and to take all other actions required to be taken by it pursuant to the provisions hereof. Capsalus has taken all the actions required by law, its Articles of Incorporation, as amended, its Bylaws, as amended, applicable state law or otherwise to authorize the execution and delivery of the Exchange Securities pursuant to the provisions hereof. This Agreement is valid and binding upon Capsalus in accordance with its terms.

(n)
Finder’s Fees. Capsalus is not, and on the Closing Date, will not be liable or obligated to pay any finder’s, agent’s or broker’s fee arising out of or in connection with this Agreement or the transactions contemplated by this Agreement.

(o)
Books and Records. The books and records of Capsalus are complete and correct, are maintained in accordance with good business practice and accurately present and reflect in all material respects, all of the transactions therein described and there have been no transactions involving Capsalus which properly should have been set forth therein and which have not been accurately so set forth.

6.2
Disclosure. Capsalus has and at the Closing Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Capsalus. Capsalus has not now and will not have at the Closing Date, withheld knowledge of any such events, conditions and facts which it knows, or has reasonable grounds to know, may materially affect Capsalus’ business and prospects.

Section 7
Access and Information

7.1
As to the Seller. Subject to the protections provided by subsection 10.4 herein, the Seller shall give to Capsalus and to Capsalus’ counsel, accountants and other representatives full access during normal business hours throughout the period prior to the Closing, to all of the Company’s properties, books, contracts, commitments, and records, including information concerning products and customer base, and patents held by, or assigned to, the Company, and furnish Capsalus during such period with all such information concerning the Company’s affairs as Capsalus reasonably may request.

7.2
As to Capsalus. Subject to the protections provided by subsection 10.4 herein, Capsalus shall give to the Company, the Seller and her counsel, accountants and other representatives, full access, during normal business hours throughout the period prior to the Closing, to all of Capsalus’ properties, books, contracts, commitments, and records, if any, and shall furnish the Seller during such period with all such information concerning Capsalus’ affairs as the Seller reasonably may request.

Section 8
Covenants of the Company and Seller

8.1
No Solicitation. For a period of thirty (30) days from the date of this Agreement, the Company and Seller will use their best efforts to cause its officers, employees, agents and representatives not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or indirectly to solicit, encourage, or initiate any discussions with, to, any person or entity other than Capsalus and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving the Company, or any sale of any of its capital stock or of the capital stock held by the Seller except as otherwise disclosed in this Agreement. The Seller will notify Capsalus immediately upon receipt of an inquiry, offer, or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Company’s business, or providing information to government authorities.

8.2
Conduct of Business Pending the Transaction. The Seller agrees with Capsalus that, prior to the consummation of the transaction called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless Capsalus shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, the Seller, will have the Company comply with each of the following:

(a)
Its business shall be conducted only in the ordinary and usual course. The Company shall use reasonable efforts to keep intact its business organization and good will, keep available the services of its respective officers and employees, and maintain good relations with suppliers, creditors, employees, customers, and others having business or financial relationships with it, and it shall immediately notify Capsalus of any event or occurrence which is material to, and not in the ordinary and usual course of business of the Company.

(b)
It shall not (i) amend its Certificates of Incorporation or Bylaws or (ii) split, combine, or reclassify any of its outstanding securities, or declare, set aside, or pay any dividend or other distribution on, or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock or property.

(c)
It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

(d)
It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

(e)
It shall not (i) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director, or employee, or (ii) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director or employee except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice, or with the written approval of Capsalus.

(f)
It shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement.

(g)	It shall not enter into any material agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (a) through (f) above.

(h)
It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

(i)	It will comply with all laws and regulations applicable to it and its operations.

Section 9
Covenants of Capsalus

9.1
Conduct of Capsalus Pending Closing. Capsalus covenants and agrees with the Seller that, prior to the consummation of the transactions called for by this Agreement, and Closing, or the termination of this Agreement pursuant to its terms, unless the Seller shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, Capsalus will comply with each of the following.

(a)
No change will be made in Capsalus’ Articles of Incorporation or Bylaws or in Capsalus’ authorized or issued shares of stock, except as contemplated in this Agreement or as may be first approved in writing by the Company.

(b)
No dividends shall be declared, no stock options granted and no employment agreements shall be entered into with officers or directors in Capsalus, except as may be first approved in writing by the Company.

(c)
It shall not (i) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (ii) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as set forth in this Agreement.

(d)
It shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.

(e)
It shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets or properties except for: (i) sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice; (ii) liens for taxes not yet due; (iii) liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or (iv) as specifically provided for or permitted in this Agreement.

(f)
It will continue properly and promptly to file when due all federal, state, local, foreign, and other tax returns, reports, and declarations required to be filed by it, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by it.

(g)	It will comply with all laws and regulations applicable to it and its operations.

Section 10
Additional Covenants of the Parties

10.1
Cooperation. Both the Seller and Capsalus will cooperate with each other and their respective counsel, accountants and agents in carrying out the transaction contemplated by this Agreement, and in delivering all documents and instruments deemed reasonably necessary or useful by the other party.

10.2
Expenses. Each of the parties hereto shall pay all of its respective costs and expenses (including attorneys’ and accountants’ fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated herein.

10.3
Publicity. Prior to the Closing, any written news releases or public disclosure by either party pertaining to this Agreement shall be submitted to the other party for its review and approval prior to such release or disclosure, provided, however, that (a) such approval shall not be unreasonably withheld, and (b) such review and approval shall not be required of disclosures required to comply, in the judgment of counsel, with federal or state securities or corporate laws or policies.

10.4
Confidentiality. While each party is obligated to provide access to and furnish information in accordance with Section 7 herein, it is understood and agreed that such disclosure and information subsequently obtained as a result of such disclosures are proprietary and confidential in nature. Each party agrees to hold such information in confidence and not to reveal any such information to any person who is not a party to this Agreement, or an officer, director or key employee thereof, and not to use the information obtained for any purpose other than assisting in its due diligence inquiry in conjunction with the transaction contemplated by this Agreement.  Upon request of any party, a confidentiality agreement, acceptable to the disclosing party, will be executed by any person selected to receive such proprietary information, prior to receipt of such information.

Section 11
Survival of Representations, Warranties and Covenants

11.1
The representations, warranties and covenants of the Seller contained herein shall survive the execution and delivery of this Agreement for a period of one (1) year from the Closing Date.  The representations, warranties and covenants of Capsalus contained herein shall survive the execution and delivery of this Agreement for a period of one (1) year from the Closing Date.

Section 12
Conditions Precedent to Obligations of Parties

12.1
Conditions to Obligations of the Parties. The obligations of Capsalus and the Seller shall be subject to the fulfillment, on or prior to the Closing, of all conditions elsewhere herein set forth, including, but not limited to, receipt by the appropriate party of all deliveries required by Sections 5 and 6 herein, and fulfillment, prior to Closing, of each of the following conditions:

(a)
All representations and warranties made by the Seller and Capsalus in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date.

(b)
the Seller, the Company and Capsalus shall have performed or complied with all covenants, agreements and conditions contained in this Agreement on their part required to be performed or complied with at or prior to the Closing.

(c)
All material authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect.

(d)
The Closing shall not violate any permit or order, decree or judgment of any court or governmental body having competent jurisdiction and there shall not have been instituted any legal or administrative action or proceeding to enjoin the transaction contemplated hereby or seeking damages from any party with respect thereto.

12.2	Conditions to Obligations of Capsalus. The obligations of Capsalus to consummate the transactions contemplated herein are subject to satisfaction (or waiver by it) of the following conditions:

(a)
The Seller upon acquiring the Exchange Securities will be required, at Closing, to submit an agreement confirming that all the Exchange Securities received will be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof, and agreeing not to transfer any of the Exchange Securities for a period of six months from the date of the Closing, except for those transfers falling within the exemption from registration under the Securities Act of 1933 and any applicable state securities laws, which transfers do not constitute a public distribution of securities, and in which the transferees execute an investment letter in form and substance satisfactory to counsel for Capsalus. The foregoing provision shall not prohibit the registration of those shares at any time following the Closing. The Seller will be required to transfer to Capsalus at the Closing her  Company shares, free and clear of all liens, mortgages, pledges, encumbrances or changes, whether disclosed or undisclosed.

(b)	All schedules and financial statements, prepared by the Company and its accountants shall be current or updated as necessary as of the Closing Date.

(c)
Each party shall have satisfied itself that since the date of this Agreement the business of the other party has been conducted in the ordinary course. In addition, each party shall have satisfied itself that no withdrawals of cash or other assets have been made and no indebtedness has been incurred since the date of this Agreement, except in the ordinary course of business or with respect to services rendered or expenses incurred in connection with the Closing of this Agreement, unless said withdrawals or indebtedness were either authorized by the terms of this Agreement or subsequently consented to in writing by the parties.

(d)
Each party covenants that, to the best of its knowledge, it has complied in all material respects with all applicable laws, orders and regulations of federal, state, municipal and/or other governments and/or any instrumentality thereof, domestic or foreign, applicable to their assets, to the business conducted by them and to the transactions contemplated by this Agreement.

12.3	Conditions to Obligation of the Seller. The obligations of the Seller to consummate the transactions contemplated herein are subject to satisfaction (or waiver by them) of the following conditions:

(a)
Capsalus shall have provided to the Seller through September 30, 2010, all audited and unaudited financial statements prepared in accordance with generally accepted accounting principles by independent accountants of Capsalus. Capsalus shall also provide, as of a date within thirty days of Closing, an update on any material change in the aforementioned financial statements.

(b)
Each party shall have granted to the other party (acting through its management personnel, counsel, accountants or other representatives designated by it) full opportunity to examine its books and records, properties, plants and equipment, proprietary rights and other instruments, rights and papers of all kinds in accordance with Sections 5 and 6 hereof, and each party shall be satisfied to proceed with the transactions contemplated by this Agreement upon completion of such examination and investigation.

(c)
The Exchange Transaction shall be approved by the shareholders of Capsalus, if deemed necessary or appropriate by counsel of Capsalus, within thirty (30) days following execution of this Agreement.  If such a shareholder meeting is deemed necessary, the management of Capsalus agrees to recommend approval to its shareholders and to solicit proxies in support of the same. Any proxy material to be provided to the Capsalus Shareholders shall be prepared and filed with the SEC as required by their SEC proxy Rules and Regulations.

(d)	Capsalus and the Seller shall agree to indemnify each other against any liability to any broker or finder to which that party may become obligated.

(e)
The Exchange Transaction shall be approved by the Board of Directors of both the Company and Capsalus. Furthermore, the Exchange Transaction shall be approved by the shareholders of the Company, if deemed necessary or appropriate by counsel for the same, within thirty (30) days following execution of this Agreement. If such a shareholder meeting is deemed necessary, the management of the Company and Capsalus agree to recommend approval to their respective Shareholders and to solicit proxies in support of the same.

(f)
Capsalus and Seller and their respective legal counsel shall have received copies of all such certificates and other documents and instruments as each party or its legal counsel may reasonably request pursuant to this Agreement or otherwise in connection with the consummation of the transactions contemplated hereby, and all such certificates, opinions and other documents and instruments received by each party shall be reasonably satisfactory, in form and substance, to each party and its legal counsel.

(g)
Both the Seller and Capsalus shall have the right to waive any or all of the conditions precedent to its obligations hereunder not otherwise legally required; provided, however, that no waiver by a party of any condition precedent to its obligations hereunder shall constitute a waiver by such party of any other condition.

(h)	Capsalus shall have obtained all necessary Blue Sky approvals or exemptions for the issuance of the Exchange Securities required prior to the Closing Date.

(i)
The Seller shall have received from the Company accountants an opinion that the Exchange Transaction meets the requirements of a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

Section 13
Termination, Amendment, Waiver

13.1
This Agreement may be terminated at any time prior to the Closing, and the contemplated transactions abandoned, without liability to either party, except with respect to the obligations of Capsalus, the Company and those the Seller under Section 10.4 hereof:

(a)	By mutual agreement of Capsalus and the Seller;

(b)
If the Closing (as defined in Section 4) has not taken place within thirty (30) days from the date of this Agreement, this Agreement can be terminated upon written notice given by Capsalus or the Seller which is not in material default;

(c)	By Capsalus, if in its reasonable belief there has been a material misrepresentation or breach of warranty on the part of the Seller in the representations and warranties set forth in the Agreement.

(d)
By the Seller if, in the reasonable belief of the Seller, there has been a material misrepresentation or breach of warranty on the part of Capsalus in the representations and warranties set forth in the Agreement;

(e)
By Capsalus if, in its opinion or that of its counsel, the Exchange Transaction does not qualify for exemption from registration under applicable federal and state securities laws, or qualification, if obtainable, cannot be accomplished in Capsalus’ opinion or that of its counsel, without unreasonable expense or effort;

(f)
By Capsalus or the Seller if either party shall determine in its sole discretion that the Exchange Transaction has become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of material litigation or proceedings against any party [it being understood and agreed that a written request by a governmental authority for information with respect to the Exchange Transaction, which information could be used in connection with such litigation or proceedings, may be deemed to be a threat of material litigation or proceedings regardless of whether such request is received before or after the signing of this Agreement];

(g)
By Capsalus if the business or assets or financial condition of the Company, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise; or, by the Seller if the business or assets or financial condition of Capsalus, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

(h)	By Capsalus or the Seller if, in the opinion of Capsalus’ independent accountants, it should appear that the combined entity will not be auditable to SEC accountant’s standards;

(i)	By the Company if Capsalus fails to perform material conditions set forth in Sub-Section 12.1 and 12.3 herein;

(j)	By the Seller if examination of Capsalus’ books and records pursuant to Section 7 herein uncovers a material deficiency;

(k)	By Capsalus if the Company fails to perform material conditions set forth in Section 10.5 and Sub-Section 13.1 and 13.2 herein; and

(l)	By Capsalus if examination of the Company’s books and records pursuant to Section 7 herein uncovers a material deficiency.

(m)	By the Seller if by determination of tax advisors the transaction will not qualify as non-taxable.

13.2	No modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound.

Section 14
Miscellaneous

14.1
Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts, and writings prior to the date hereof. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby.

14.2	Binding Agreement.

(a)	This Agreement shall become binding upon the parties when, but only when, it shall have been signed on behalf of all parties.

(b)
Subject to the condition stated in subsection (a), above, this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their legal representatives, successors and assigns. This Agreement, in all of its particulars, shall be enforceable by the means set forth in subsection 14.8 for the recovery of damages or by way of specific performance and the terms and conditions of this Agreement shall remain in full force and effect subsequent to Closing and shall not be deemed to be merged into any documents conveyed and delivered at the time of Closing. In the event that subsection 14.8 is found to be unenforceable as to any party for any reason or is not invoked by any party, and any person is required to initiate any action at law or in equity for the enforcement of this Agreement, the prevailing party in such litigation shall be entitled to recover from the party determined to be in default, all of its reasonable costs incurred in said litigation, including attorneys’ fees.

14.3
Counterparts. This Agreement may be signed in counterparts by facsimile, which shall be deemed the same as an original signature and may be used for all purposes as if it were an original, and when said counterparts have been exchanged between the parties, they shall be of full force and effect.

14.4
Severability. If any provisions hereof are to be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect or any other provision hereof.

14.5
Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided that neither this Agreement nor any right hereunder shall be assignable by the Seller or Capsalus without prior written consent of the other party.

14.6
Captions. The captions of the various Sections of this Agreement have been inserted only for convenience of reference and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

14.7	Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Georgia.

14.8
Jurisdiction and Venue.  Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Fulton County, State of Georgia, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.

14.9
Arbitration.  Any dispute between the parties relating in any way to this Agreement or any of its terms and provisions shall be submitted to binding arbitration before a single arbitrator in Fulton County, Georgia, before Judicial Arbitration and Mediation Services (“JAMS”) and the prevailing party in such arbitration shall have the right to have any award made by arbitrators confirmed by a court of competent jurisdiction.  The provisions of the Georgia Code of Civil Procedure, authorizing and taking of depositions and obtaining discovery are incorporated herein by this reference and shall be applicable to any such arbitration.  Any such arbitration shall be conducted in an expeditious manner.  Any such arbitration shall be governed by the JAMS complex arbitration rules and the JAMS optional arbitration appeal procedure. The prevailing party may recover costs and reasonable attorney’s fees.

14.10
 Notices. Any notice required or permitted to be given under this Agreement shall be delivered (a) by hand, (b) by registered or certified mail, postage prepaid, return receiptrequested, to the address of the other party first set forth above, or to such other address as a party may designate by written notice in accordance with this Section 14.11, (c) by overnight courier, or (d) by fax with confirming letter mailed under the conditions described in (b) above. Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

                      To the Seller and Company:

Mary S. Schreiber, PhD., President and Chief Executive Officer
Guava Senior Home & Healthcare Services, Inc.
407 Valley Brook Drive
Hockessin, DE 19707
Fax (___) ___-____
               Email: mschreiberphd@msn.com

                      With a Copy to:

_______________________, Esq.
_______________________
_______________________
_______________________
Fax (___) ___-____
                                                Email: ________________________

                      To Capsalus:

Kevin P. Quirk, Chief Executive Officer
Capsalus Corporation
2675 Paces ferry road, Suite 100
Atlanta, GA 30339
Fax (770) 333-6019
Email: kquirk@capsalus.com

                      With a Copy to:

William B. Barnett, Esq.
Law Offices of William B. Barnett
21550 Oxnard Street, Suite 200
Woodland Hills, California 91367
Fax (818) 999-2269
Email: wbarnett@wbarnettlaw.com

Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the respective party hereto.

All notices and other communications required or permitted under this Agreement, which are addressed as provided in this Section 14.10, if delivered personally or by fax, shall be effective upon delivery; and, if delivered by mail, shall be effective three days following deposit in the United States mail, postage prepaid.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

CAPSALUS CORPOATION
By:	/s/ Kevin P. Quirk
Kevin P. Quirk, Chief Executive Officer

SELLER
By:	/s/ Mary S. Schreiber, PhD
Mary S. Schreiber, PhD.

Exhibit List

Exhibit A:	Earn-Out Agreement
Exhibit B:	Consent of Board of Directors of the Company
Exhibit C:	Consent of Board of Directors of Capsalus Corporation

Schedule List

Schedule 5.1(b):	Common Stock, Options and Warrants Outstanding – the Company
Schedule 5.1(c):	Subsidiaries – the Company
Schedule 5.1(e):	Absence of Undisclosed Liabilities – the Company
Schedule 5.1(f):	Litigation Involving the Company
Schedule 5.1(h):	Absence of Certain Changes – the Company
Schedule 5.1(i):	Employee Benefit Plans – the Company
Schedule 5.1(j):	Asset Ownership Exceptions – the Company
Schedule 5.1(k):	Tax Matters – the Company Organic
Schedule 5.1(l):	Operating Permits/Licenses – the Company
Schedule 5.1(m):	Continuation of Key Management – the Company
Schedule 6.1(b):	Common Stock, Options and Warrants Outstanding – Capsalus Corporation
Schedule 6.1(e):	Subsidiaries – Capsalus Corporation
Schedule 6.1(h):	Absence of Certain Changes – Capsalus Corporation
Schedule 6.1(i)	Absence of Undisclosed Liabilities – Capsalus Corporation
Schedule 6.1(j):	Litigation – Capsalus Corporation
Schedule 6.1(k)	Contracts – Mack One Corporation
Schedule 6.1(l):	Tax Matters – Capsalus Corporation,